Exhibit 99.02

DETACH HERE

iMANAGE, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER *, 2003

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John E. Calonico, Jr., Christopher Denten and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in iManage, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of the Company at 950 Tower Lane, Suite 500, Foster City, California, 94404 on November *, 2003 at * local time, and at any adjournment or postponement thereof as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the joint proxy statement/prospectus dated August *, 2003 (the “Joint Proxy Statement/Prospectus”), receipt of which is hereby acknowledged.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.

IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE

iMANAGE, INC.

C/O EQUISERVE

P.O. BOX 43068

PROVIDENCE, RI 02940

DETACH HERE

☒	Please mark votes as in this example.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE SPECIAL MEETING.

A vote FOR the following proposal is recommended by the Board of Directors:

		FOR	AGAINST	ABSTAIN
1.	To approve and adopt the Agreement and Plan of Merger, dated as of August 6, 2003, by and among iManage, Inc., Interwoven, Inc. and Mahogany Acquisition Corporation, and approve the merger contemplated by such Agreement and Plan of Merger.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve the grant of discretionary authority to John E. Calonico, Jr. and Christopher P. Denten to adjourn or postpone the iManage special meeting for the solicitation of additional proxies.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

PLEASE SIGN HERE. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

Signature:	Date:

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